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                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                      Contact: Henry D. Herr
---------------------                               Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST FOURTH QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (September 27, 2001) - American Healthways, Inc. (Nasdaq/NM:
AMHC) today announced it will provide an online Web simulcast and rebroadcast of its fiscal 2001 fourth quarter earnings release conference call. The Company intends to issue its fourth quarter earnings release at approximately 1:00 p.m. EDT and the call is scheduled to begin at 4:15 p.m. EDT on October 4, 2001.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available online by going to www.americanhealthways.com and clicking on the link to Investor Relations and at www.streetevents.com. The online replay will be available shortly after the call at www.americanhealthways.com and www.streetevents.com through November 4, 2001. A telephone replay of the call will also be available through October 9, 2001, at 719-457-0820, confirmation number 692146.

         American Healthways (www.americanhealthways.com) is the nation's leading provider of specialized, comprehensive Care Enhancement services to health plans, physicians and hospitals. Through its product lines - DIABETES HEALTHWAYS(SM), CARDIAC HEALTHWAYS(SM), RESPIRATORY HEALTHWAYS(SM) AND MYHEALTHWAYS(SM) - the Company provides Care Enhancement programs to health plans with members in all 50 states, the District of Columbia and Puerto Rico. American Healthways also operates diabetes management programs in hospitals nationwide.

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